UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2009

MFRI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18370	36-3922969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7720 Lehigh Avenue Niles, Illinois	60714
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 966-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 7, 2009, the Board of Directors of MFRI, Inc. (the “Company”) elected Michael J. Gade and Mark A. Zorko, CPA to the Board of Directors. Mr. Gade has not been appointed to any committees at this time. Mr. Zorko will serve on the audit committee.

Michael J. Gade, Director

Since 2003, Mr. Gade, age 57, has been an Executive in Residence at the University of North Texas. Since 2002, Mr. Gade has been a consultant and founding partner of The Challance Group, LLP, providing corporate finance, marketing and strategic services for clients.

Between 2003 and 2004, Mr. Gade was the regional operations officer and corporate vice president of Home Depot, Inc. Mr. Gade was responsible for P&L for 113 stores. Between 2000 and 2003, Mr. Gade was senior vice president and chief marketing and merchandising officer of 7-Eleven, Inc. Mr. Gade’s responsibilities included designing and implementing business and merchandising strategies, managing marketing, advertising, vendor development and affinity relationships and developing and managing financial service products and programs.

Currently, Mr. Gade serves as a member on the board of directors of Rent-A-Center, Inc. Mr. Gade received his Bachelor of Science degree in Business Administration in 1974 and his Master’s degree in Business Administration in 1975 from The Ohio State University.

Mark A. Zorko, CPA, Director

Since 2006, Mr. Zorko, age 57, has served as the Chief Financial Officer and Secretary of Del Global Technologies Corp., an international medical electronics company. Mr. Zorko is responsible for the finance and information technology functions of that company.

From 2000 to 2006, Mr. Zorko was an active CFO partner with Tatum CFO Partners, LLP, a professional service provider of financial and information technology executives. Mr. Zorko’s engagements included serving as chief financial officer or chief accounting officer of client companies.

Mr. Zorko received his Bachelor of Science degree in Business Administration in 1976 from The Ohio State University and his Master’s degree in Business Administration in 1977 from the University of Minnesota.

On April 8, 2009, Henry M. Mautner resigned his office of Vice Chairman of the Company but remains an employee of the Company.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2009, the Board of Directors of the Company amended the Bylaws of the Company to increase the number of directors of the Company from seven (7) to nine (9). The text of the amendment is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
The following Exhibit is included with this Report:
3.1	Amendment to Bylaws of MFRI, Inc.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFRI, INC.
(Registrant)

Date: April 13, 2009	By:	/s/ Michael D. Bennett
Michael D. Bennett
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to Bylaws of MFRI, Inc.

Exhibit 3.1

Amendment to Bylaws

          The first sentence of Section 1 of Article III of the Bylaws of MFRI, Inc., as amended, is as follows:

The number of directors which shall constitute the whole board of directors of the Corporation shall be nine, but such number may from time to time be changed to not more than twenty-five by the stockholders at any annual meeting or at any special meeting called for that purpose, or by the board of directors at any meeting thereof by the vote of a majority of the directors then in office; provided, however, that the number of directors constituting the whole board shall not be decreased by the board of directors below the number then in office unless such decrease shall become effective at any annual meeting of stockholders.